SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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Airbee Wireless, Inc.
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AIRBEE WIRELESS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2008

To the Stockholders of Airbee Wireless, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Airbee Wireless, Inc., a Delaware corporation (the “Company” or “Airbee”), will be held at the Marriot Gaithersburg, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Tuesday, May 13, 2008, at 10:30 A.M. EDT, for the following purposes:

1. To elect three individuals to serve as members to the Company’s Board of Directors to hold office until the Company’s annual meeting of stockholders to be held in 2009 and until their successors are duly elected and qualified; and

2. To ratify the appointment of Bagell, Josephs, Levine & Company, LLC as independent auditors of the Company for the fiscal year ending December 31, 2008; and

3. To approve the Second Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split of the Company’s outstanding common stock by a ratio of up to 1-for-10, (b) increase the authorized capital stock of the Company from 200,000,000 shares to 250,000,000 shares, (c) to authorize the creation and designation of 50,000,000 shares of the Company’s capital stock as “blank check” preferred stock, without par value, and (d) to make other de minimus administrative corrections and clarifications; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend; however, only stockholders of record at the close of business on March 28, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR the Board’s nominees to serve as directors, FOR Proposal 2 and FOR Proposal 3.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ E. Eugene Sharer
E. Eugene Sharer
President, Secretary and Director

Rockville, Maryland
April 10, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

AIRBEE WIRELESS, INC.
9400 Key West Avenue
Rockville, Maryland 20850
____________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 13, 2008
____________________________________

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Airbee Wireless, Inc. (the “Company,” “Airbee”, “we”, “us” and similar terms) to be voted at the Annual Meeting of Stockholders to be held at the Marriot Gaithersburg, Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Tuesday, May 13, 2008, at 10:30 AM EDT (the “Annual Meeting”), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company’s stockholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.

The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $25,000, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company intends to request banks and brokers holding shares of the Company’s common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the offices of the Company for a period of at least ten days preceding the Annual Meeting.

These proxy solicitation materials and our annual report for the year ended December 31, 2007, including financial statements (Appendix A) and the proposed Second Amended and Restated Certificate of Incorporation (Appendix B), were first mailed on or about April 20, 2008 to all Stockholders entitled to vote at the meeting.

VOTING AT THE ANNUAL MEETING

The shares entitled to vote at the Annual Meeting consist of shares of the Company’s common stock (the “Common Stock”), with each share entitling the holder to one vote. At the close of business on March 28, 2008, the Record Date for the Annual Meeting, there were issued and outstanding 109,662,236 shares of the Company’s Common Stock.

Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the nominees for director listed in this proxy statement; FOR ratification of the appointment of Bagell, Josephs, Levine & Company, LLC; FOR ratification of the Company’s Second Amended and Restated Certificate of Incorporation; and FOR the approval of such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company’s common stock, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.

Vote Required

Proposal No. 1: The three nominees for director shall be elected as directors of the Company if they receive the affirmative vote of a majority of the shareholders of common stock present in person or represented by proxy at the Annual Meeting.

Proposal No. 2: The vote required for ratification of Bagell, Josephs, Levine & Company, LLC as our independent auditors for the fiscal year ending December 31, 2008 is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval of such proposals, abstentions will be treated as shares of common stock voted against adoption of such proposals.

Proposal No. 3: The vote required to approve the Second Amended and Restated Certificate of Incorporation and give our Board of Directors the authority (a) to effect a reverse stock split of our outstanding common stock by a ratio of up to 1-for-10, (b) to increase the authorized capital stock of the Company from 200,000,000 shares to 250,000,000 shares, (c) to create and designate 50,000,000 shares of the Company’s capital stock as “blank check” preferred stock, without par value; and (d) to make other de minimus administrative corrections and clarification if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR:

(1) the election of the nominated directors;

(2) for the ratification of Bagell, Josephs, Levine & Company, LLC; and

(3) for the authorization of the Second Amended and Restated Certificate of Incorporation (a) to effect a reserve stock split of our outstanding common stock by a ratio of up to 1-for-10, (b) to increase the authorized capital stock of the Company from 200,000,000 shares to 250,000,000 shares, (c) to create and designate 50,000,000 shares of the Company’s capital stock as “blank check” preferred stock, without par value; and (d) to make other de minimus administrative corrections and clarification.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. We did not receive any such notices from our stockholders for matters to be considered at the Annual Meeting. Any stockholder desiring to submit a proposal for action at our next annual meeting of stockholders to be held in 2009 and presentation in our proxy statement for such meeting should deliver the proposal to our Secretary at our corporate office no later than November 30, 2008 in order to be considered for inclusion in our proxy statement relating to that meeting.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2008 for: (a) each person known by us to own beneficially more than 5% of our of common stock; (b) each of our directors; (c) each of our executive officers; and (d) all directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 109,662,236 shares of common stock outstanding, 24,008,033 warrants outstanding and 562,500 options exerciseable by an officer for a total of 134,232,769. Such shares do not include 13,586,956 non-voting shares held in escrow by Bartfam (“Bartfam”), a California Limited Liability Company or 555,555 non-voting shares held in escrow by Satya Akula, a creditor shareholder. The escrow shares are in place for the Security Agreement which is an ancillary agreement to the Debenture and Warrant Purchase Agreement the company signed with Bartfam on February 6, 2008.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of common stock, except to the extent that individuals share authority with spouses under applicable law. Unless otherwise indicated below, the address for the persons and entities listed below is 9400 Key West Avenue, Rockville, Maryland 20850.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Sundaresan Raja(1)	22,989,022	17.13%
E. Eugene Sharer(2)	2,773,820	2.07%
Ramanujam Satagopan(3)	3,620,071	2.70%
Srinivasan Krishnamurthy*	890,308	0.66%
James H. Dentzer(4)	583,604	0.43%
V.V. Sundaram(5)	1,404,668	1.05%
Mal Gurian(6)	400,000	0.30%
All Directors & Officers as a Group (7 Persons)	32,640,389	24.33%
Marcus Perez(7) 8520 Reche Canyon Road Colton, CA 92324	10,143,991	7.56%
Henry & Catherine Zimmer(8) 1255 Victoria Avenue Victoria, British Columbia V85 4P3 Canada	8,062,500	6.01%

(1) Includes 1,200,000 shares pledged as security for the December 29, 2005 secured convertible debenture with Montgomery Equity Partners.
(2) Includes 126,472 shares pledged as security for the December 29, 2005 secured convertible debenture with Montgomery Equity Partners.
(3) Includes 405,405 shares pledged as security for the December 29, 2005 secured convertible debenture with Montgomery Equity Partners.
(4) Includes 187,500 shares of common stock underlying options exercisable at $0.39 per share and 375,000 shares underlying options exercisable at $0.17 per share.
(5) Includes 333,333 warrants to purchase shares of common stock exercisable at $0.37 per share expiring on March 9, 2009
(6) Includes 150,000 shares underlying options exercisable at $0.22 per share and 250,000 shares underlying options exercisable at $0.32 per share.
(7) Includes 7,580,563 shares owned plus 2,563,428 warrants to purchase shares of common stock with exercise prices ranging between $0.05 and $0.50 expiring at various dates from May 31, 2008 through December 9, 2010.
(8) Includes 5,195,833 shares owned plus 2,866,667 warrants to purchase shares of common stock with exercise price of $0.17 expiring December 31, 2009.
* Mr. Krishnamurthy resigned his position with the company on January 25, 2008

Proposal No. 1

ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

Three directors will be elected at the Annual Meeting. The nominees for director, if elected, will serve until the annual meeting of stockholders to be held in 2009 and until his successor is duly elected and qualified. Our Bylaws authorize our Board to determine the number of directors, and our Board currently has authorized the election of three directors at the Annual Meeting. These provisions, together with provisions of our articles of incorporation and by-laws, allow the Board to fill vacancies or increase its size, and may deter or hinder a shareholder from removing incumbent directors and filling such vacancies with its own nominees in order to gain control of the Board.

All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named nominees. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. Vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

Name	Age	Position	Principal Occupation	Director Since

Sundaresan Raja	45	Director	Chief Executive Officer	2002
E. Eugene Sharer	74	Director	President & Secretary	2002
Mal Gurian	81	Director	Retired	2005

The following is a brief description of the background of our directors.

Sundaresan Raja. Mr. Raja has served as our Director and Chief Executive Officer since our founding in 2002. From 1992 through 2000, Mr. Raja founded and served as CEO of Intelligent Systems, Inc. and Intelligent Systems (India) Pvt. Ltd., companies principally involved in customizing software. Intelligent Systems, Inc. filed for Chapter 11 bankruptcy protection in 1998, which was subsequently moved to Chapter 7. Operations of Intelligent Systems, Inc. ceased in March 2000. Mr. Raja had decided that the wireless industry was going to be a highly visible technology and spent from 2000 through early 2002 studying and researching the wireless technology marketplace. Mr. Raja has over 22 years experience in information technology related businesses and as an independent consultant to both private and government organizations. In this capacity, he provided technical resources as consultants to other technology companies and developed several commercial software products for the mailing and shipping industry. He has provided consulting services to several fortune 500 companies. He holds an MS (Management Information Systems) from The American University, an MBA from Johns Hopkins University and an MS (Mathematics) from the Madras University in India.

E. Eugene Sharer. Mr. Sharer has served as our Chief Operating Officer and a Director since our founding in 2002 and as President since May, 2005. Prior to joining our company, Mr. Sharer worked for more than 17 years as President and/or Chief Operating Officer of information technology companies, most recently as President and Vice Chairman of Complete Wellness Centers, Inc., a public health care company, from March 1996 to February 1999. From February 1999 through August 2002 he formed Sharer Associates, Inc., a management consulting company. From 1991 to 1995, he was president of ROW Sciences, a government contracting firm specializing in supporting the FDA and the Department of Health and Human Services. He was President of Calculon Corporation from 1985 to 1989 and Director of the ORI Group. Prior to that, he was executive Vice President and Director of Iverson Technologies, a specialized computer manufacturer from 1989 to 1991. He was Vice President of Systems Group, Computer Sciences Corporation from 1981 to 1985 and served with IBM in various management positions. He has also served on the Executive Committee of the Technology Council of Maryland and served two terms on the Industrial and Professional Advisory Committee of Penn State’s Department of Computer Science and Engineering. He graduated from Penn State with a BS (Electrical Engineering) and did graduate work at Syracuse University.

Mal Gurian.  Mr. Gurian has served as a Director of the Company since January 1, 2005. Since 2002, he has served as President of Mal Gurian Associates, LLC. He has previously served as President of Cellcom Cellular Corporation of New Jersey from 1989 to 1991. From 1991 through 1993 he served as Chief Executive Officer and Director of Universal Cellular Corporation. From 1994 through 1997 he served as Chairman of the Board and Chief Executive Officer of GlobalLink Communications, Inc. From 1995 through 2002 he served as Chairman, Chief Executive Officer and President of Authentix Network, Inc and SimplySay, Inc. Mr. Gurian has served as a corporate and strategic advisor to major corporations like OKI, Sony, TRW, and the Communications Division of Murata. While President and a Director of OKI Telecom’s Cellular Telephone Division, the world’s first manufacturer of a cellular telephone, Mr. Gurian was responsible for OKI receiving the first FCC type certification for a cellular telephone. He is President Emeritus of the Radio Club of America and the recipient of the club's Sarnoff Citation, the Special Service Award and the Fred Link Mobile Award. He is also the recipient of the National Association of Business and Educational Radio's (now PCIA) highest honor, the Chairman's Award. Mr. Gurian was previously on the Boards of Northeast Digital Network and RangeStar International. He is a 1995 recipient of the Popov Scientific Society Medal from the St. Petersburg Electrotechnical University in St. Petersburg, Russia. Mr. Gurian is listed in Marquis Who's Who in America and Who's Who in the World and in May 2003, was inducted into the RCR Wireless Hall of Fame.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

During the year ended December 31, 2007 the Company’s Board of Directors held 15 meetings. Each member of the Board participated in each action of the Board. Mal Gurian qualifies as an independent director as defined by NASD Marketplace Rule 4200. All meetings were held by teleconference or by resolution/consent.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company did not have a formal audit committee during year ended December 31, 2007. As a company just emerging from development stage, with limited revenues, we have been unable to attract the requisite board expertise to provide for an independent audit committee. We expect to establish such committee in 2008 with the addition of the two new board members. The Board of Directors, acting as an audit committee, met two (2) times during year ended December 31, 2007 to review the professional services provided by the Company’s independent auditors, the independence of its auditors from management, the Company’s annual financial statements and its system of internal accounting controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The company does not have a “financial expert” serving on its audit committee. The Company has not adopted a formal audit committee charter.

The Company did not have a formal compensation committee during fiscal year ended December 31, 2007. We expect to establish such committee in 2008 with the addition of the two new board members. The Board of Directors, acting as a compensation committee, met one time for the year ended December 31, 2007 to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses. The employment agreements for Messrs. Raja and Sharer were renewed and extended by the board effective January 1, 2008 for a period of one year. The Company has not adopted a formal compensation committee charter.

The Company does not have a nominating committee. The Board of Directors, acting as a nominating committee, did not meet during year ended December 31, 2007 to identify candidates who could be considered for nomination and for management’s slate of directors at the annual meeting of stockholders. The Company has not adopted a formal nominating committee charter.

CODE OF ETHICS

The Company has a Code of Business Conduct and Ethics. The Code of Ethics is as follows:

Success without personal and professional integrity is essentially meaningless. At Airbee, we subscribe to standards of ethical behavior that exceed legal minimums and we shall never ask any member of Airbee team to compromise those standards. We owe this to our shareholders, business partners and colleagues.

•	Integrity - We do the right thing without compromise and in the highest ethical manner.

•	Honesty - We are open, transparent, truthful and avoid any conflict of interest.

•	Trust - Our word is good and we adhere to our commitments.

•	Commitment - We strive to deliver superior product performance and achieve personal excellence and self-improvement.

•	Global Citizenship - As an international company, we comply with the applicable laws and regulations that govern our activities wherever we do business.

•	Accountability - We accept the consequences of our actions, admit to our mistakes and quickly rectify them.

•	Responsible Leadership - We manage our business responsibly in order to earn and maintain the confidence, respect and trust of our shareholders, business partners and colleagues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended December 31, 2007, certain number of the Company’s directors, officers, or stockholders beneficially owning more than 10% of any class of equity securities of the Company, there were no failures to file any necessary forms under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year except that V.V. Sundaram filed a late Form 4 report on April 3, 2008.

STOCKHOLDER COMMUNICATION WITH THE BOARD

There is no formal process for shareholders to communicate with the board. However, the individual charged with such communication is the President and Chief Operating Officer who is a member of the board. The company has a message board on its web site in which shareholders may communicate with management.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company during the last fiscal year by our named executive officers who were executive officers of the Company during the year ended December 31, 2007 (all of the individuals named in the following table are collectively defined as “Named Executive Officers”).

Summary Compensation Table

Name & Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Sundaresan Raja Principal Executive Officer	2007	175,000	50,000	-	-	-	-	-	225,000
	2006	175,000	50,000	-	-	-	-	-	225,000
E. Eugene Sharer President & COO	2007	150,000	50,000	-	-	-	-	-	200,000
	2006	150,000	50,000	-	-	-	-	-	200,000
James H. Dentzer VP & Chief Accounting Officer	2007	110,000	-	-	-	-	-	-	110,000
	2006	95,000	-	-	127,500	-	-	-	222,500
Srinivasan Krishnamurthy VP, Business Development	2007	81.027	20,205	-	-	-	-	-	101,233
	2006	100,000	25,000	-	-	-	-	-	125,000
V.V. Sundaram CEO, Airbee India	2007	100,000	30,000	-	-	-	-	-	130,000
	2006	66,667	18,750	-	-	-	-	-	85,417

Outstanding Equity Awards at Fiscal Year End Table

The table below sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (%)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
Sundaresan Raja	-	-	-	-	-	-	-	-
E. Eugene Sharer	-	-	-	-	-	-	-	-
James H. Dentzer	187,500	62,500	-	0.39	11/01/10	-	-	-
	350,000	350,000	-	0.17	1/14/11	-	-	-
V.V. Sundaram	-	-	-	-	-	-	-	-

Compensation of Directors

We have no standard arrangement pursuant to which our directors are compensated for services provided as a Director. Our inside directors are currently not compensated for their service on our board of directors. Mr. Gurian, an independent director, receives $2,000 per meeting. He has also been granted an option to purchase 150,000 shares of common stock at $0.22 per share and a second option to purchase 250,000 shares at $0.32 per share all of which are now fully-vested.

Employment Agreements

Each executive officer serves at the discretion of our board of directors. At the inception of their employment, we entered into employment agreements with each of our executive officers. Each agreement usually has an initial term of three years. Under the employment agreements, the executive officers receive a base salary and guaranteed annual bonus and are entitled to participate in an additional bonus in accordance with a formula based on operating results. In addition to salary, each executive is entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, and medical service or other employee benefit plan available to the executive officers of our company. Each executive is also entitled to four weeks of paid personal time off in respect of each twelve month period during the term of his employment agreement. The executive officers are also eligible to participate in the Company’s stock option plan.

On January 1, 2006, we renewed the employment agreements for Sundaresan Raja, our CEO, and Eugene Sharer, our President, COO, Secretary and Interim CFO. The renewed employment agreements increased Mr. Raja’s annual base salary to $175,000 and Mr. Sharer’s to $150,000. On January 1, 2007, these two employment agreements were renewed for another one year term without any changes to base salaries or other compensation. On January 1, 2008, these two employment agreements were renewed for another one year term without any changes to base salaries or other compensation.

Each executive officer may terminate his employment agreement without cause by agreement with the Company; the Company remains responsible for all compensation due up to the date of such termination. We may terminate each agreement at any time for “cause” or in the event of the executive officer’s death or disability. If we terminate for “cause,” our obligations to such executive officer cease after the termination process is complete. During the period of the executive’s employment he shall not, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than Airbee. He agrees that during the period of his employment and for two years (unless he is terminated without cause in which case this covenant will not apply) thereafter, he will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the technology industry or in any other business in which Airbee is engaged as of termination, (1) in all locations in which Airbee is doing business, and (2) in all locations in respect of which Airbee is actively planning for and/or pursuing a business opportunity; (b) for himself or on behalf of any other person, partnership, Airbee or entity, call on any customer of Airbee for the purpose of soliciting, diverting or taking away any customer from Airbee (1) in all locations in which Airbee is doing business, and (2) in all locations in respect of which Airbee is actively planning for and/or pursuing a business opportunity, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by Airbee, to terminate his or her relationship with Airbee. Nothing contained in the agreements shall be deemed to prohibit the executive from (x) investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and his holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, or (y) owning securities, regardless of amount, of Airbee.

Officer Bonuses

As discussed above, under each employment agreement each officer shall also receive a performance bonus up to a maximum of 150% of the then current base salary and evaluated on the following three categories and weighted as indicated:

(1)	EBITDA (40%): Targets as provided in annual financial projections;

(2)	Revenue (30%): Targets as provided in annual financial projections; and

(3)	Job Performance Objectives (30%): [Targets per year determined by the Board]

If the employee achieves over 100% of target, he then receives a proportional amount to a limit of 150% of then current base salary. If he achieves 100% of target, he then receives 100% of category bonus. If he achieves 75% of target, he then receives 60% of category bonus. If he achieves 50% of target, he then receives 30% of category bonus.

There is currently no effective performance bonus schedule. Financial and performance projections will be made when our company receives material revenues from Airbee products. Bonus amounts and allocations will be subject to the approval by the Board.

Equity Compensation Plans

The table below provides information relating to our outstanding options and warrants authorized for issuance under our compensation plans as of December 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,728,000	$0.2995	16,145,000
Equity compensation plans not approved by security holders	0	0	0
Total	1,728,000	$0.2995	16,145,000

Stock Option Plans

Effective August 18, 2002, our board of directors and a majority of our shareholders approved Airbee 2002 Stock Option Plan. The plan has 75,000,000 shares authorized for issuance of which options to purchase 1,728,000 shares are currently outstanding. On May 1, 2003, we adopted Airbee Wireless, Inc. 2003 Outside Directors Stock Option Plan. We have designated 4,000,000 shares of common stock for the plan. As of January 1, 2008, options were granted under the Outside Directors Plan for 400,000 shares to one outside director, Mal Gurian. On January 1, 2005 and January 1, 2006 Mr. Gurian was granted 150,000 and 250,000 incentive options respectively under the plan. The plan has essentially the same parameters as the employee stock option plan and terminates on May 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has received loans from several of its officers. The Company has entered into promissory notes with some of its officers as described below. These amounts accrue interest at 11.25% and 12.0% annually. As of December 31, 2007, the Company has $168,830 outstanding under these notes, including accrued interest as described in the table below. The Company has guaranteed payment of the promissory notes due to Sundaresan Raja.

	Principal	Accrued Interest	Total
Sundaresan Raja	$78,721	$28,184	$106,905
Ramanujam Satagopan	60,565	1,360	61,925
	$139,286	$29,544	$168,830

COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee of the Board (the Board acting as the Compensation Committee) with respect to compensation in the fiscal year ended December 31, 2007 is as follows:

COMPENSATION PHILOSOPHY

The overall policy of the Compensation Committee is to provide the Company’s executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the officer’s own level of performance.

COMPONENTS OF COMPENSATION

The principal components of executive officer compensation are generally as follows:
•	BASE SALARY. With respect to the Company’s executive officers, their base salary is fixed in accordance with the terms of their respective employment agreements. See “Employment Agreements”.

•
STOCK OPTIONS AND GRANTS. Stock option grants and other stock-based awards, which are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company’s business.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to “qualified performance-based compensation.” The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

Board of Directors
Sitting as Compensation Committee

The above report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

APPROVAL OF PROPOSAL NO. 1

The three nominees for director that receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting shall be elected as directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
DIRECTOR NOMINEES.

Proposal No. 2

PROPOSAL TO RATIFY THE APPOINTMENT OF
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC AS INDEPENDENT AUDITORS
OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

At the Annual Meeting, stockholders will be requested to ratify the Board of Directors’ engagement of Bagell, Josephs, Levine & Company, LLC for the fiscal year ending December 31, 2008.

FEES TO AUDITORS

For the fiscal years ended December 31, 2007 and 2006, the aggregate fees billed by Bagell, Josephs & Company, LLC were as follows:

	2007	2006
Audit Fees	$ 64,320	$ 58,348

Audit Related Fees	-	-

Tax Fees	-	$ 5,000

All Other Fees	$ 13,100	$ 17,250

Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly condensed consolidated financial statements and services that are normally provided by Bagell, Josephs, Levine & Company, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

GENERAL

It is not expected that representatives of Bagell, Josephs, Levine & Company, LLC will be present at the Annual Meeting. If representatives of Bagell, Josephs, Levine & Company, LLC are present, such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although the Board of Directors of the Company is submitting the appointment of Bagell, Josephs, Levine & Company, LLC for shareholder ratification it reserves the right to change the selection of Bagell, Josephs, Levine & Company, LLC as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after shareholder ratification. If the appointment is not ratified, our Board will consider whether it should select other independent auditors.

APPROVAL OF PROPOSAL NO. 2

The approval of Proposal 2 by the stockholders requires that it receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

AUDIT COMMITTEE REPORT

The Board of Directors, acting as the Audit Committee oversees the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with Company’s independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Board of Directors
Sitting as an Audit Committee

The above report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Proposal No. 3

TO AUTHORIZE THE SECOND AMENDMENT AND RESTATEMENT TO OUR
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our board of directors has proposed amending and restating our amended and restated certificate of incorporation to (a) give the Board the discretion to effect a reverse split of our issued and outstanding shares of common stock by any whole number ratio up to 1-for-10, (b) to increase the authorized capital stock of the Company from 200,000,000 shares to 250,000,000 shares, (c) to create and designate 50,000,000 shares of the Company’s capital stock as “blank check” preferred stock, without par value, and (d) to make other de minimus administrative corrections and clarifications. The proposed Second Amended and Restated Certificate of Incorporation, which is included as Appendix B, attached to this proxy statement and is incorporated herein by reference.

If our stockholders approve the Second Amended and Restated Certificate of Incorporation, we will file it with the Secretary of State of the State of Delaware, which will effect a reverse split of the shares of our common stock then issued and outstanding at the 1-for-10 ratio, increase the authorized capital stock to 250,000,000 shares; and create and designate 50,000,000 shares of the Company’s capital stock as blank check preferred stock.

The Reverse Split

The reverse split would be effected by providing that, upon the effective date, each 10 shares of outstanding common stock would become 1 new share of common stock, and each option or warrant to purchase 10 shares of common stock will become an option or warrant to purchase 1 new share of common stock. The rights and privileges of the holders of the common stock will be substantially unaffected by the reverse split. When the Board determines to effectuate the reverse split, it will become effective upon the effective date set forth in the Second Amended and Restated Certificate of Incorporation.

As of the Record Date, 109,662,236 shares of common stock were issued and outstanding. If the Board of Directors were to determine to implement the reverse split immediately following the Record Date by a ratio of 1-for-10, the reverse split would reduce the number of issued and outstanding shares of the common stock to 10,966,224 post-reverse split shares. The reverse split will not affect stockholders’ equity, which will remain substantially unchanged. The reverse split will not affect the number of total authorized shares, which will remain at 200,000,000 shares. The total authorized shares will be increased per the second amended and restated certificate of incorporation from 200,000,000 shares to 250,000,000 shares as discussed below under “Increase in Authorized Capital Stock.”

Purpose of the Reverse Stock Split

The reverse split will not affect stockholders’ equity, which will remain substantially unchanged. The reverse split itself will not affect the number of total authorized shares, which will remain at 200,000,000 shares. The purpose of authorizing the reverse stock split is to maximize the flexibility of the Board of Directors in addressing market related issues affecting our capitalization. It is not possible, at this time, to predict future market conditions or the future trading prices of our shares. Accordingly, a vote in favor of the reverse stock split proposal will be a vote for approval for vesting the Board with the authority to effectuate the reverse split. On the other hand, under this proposal, the Board also would have the discretion to abandon the reverse stock split, if market or other conditions make its implementation, in the judgment of the Board, inadvisable. However, the authority of the Board to implement the reverse stock split will terminate if the reverse stock split is not effectuated by the date of our 2009 annual meeting of stockholders.

A reverse stock split may have the following beneficial effects:

•	A reverse stock split may broaden the market for the common stock and any resulting anticipated increased price level could encourage interest in the common stock.

•
A higher stock price may help us attract and retain employees and other service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of the common stock, this increase may enhance our ability to attract and retain employees and service providers.

•	A higher stock price may assist us in meeting initial listing requirements should we attempt in the future to list our common stock on a national stock exchange.

Risks Associated with the Reverse Stock Split

If the reverse stock split is approved by the stockholders, there are certain risks associated with the reverse stock split. While the Board of Directors believes that the common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our common stock to become less liquid, which could have an adverse effect on the price of our common stock. The market price of our common stock and our stockholders’ equity is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. Factors that may cause our stockholders’ equity and the market price of our common stock to decline include: (a) changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the information technology industry; (b) our ability to sustain historical margins as the industry changes; (c) increased competition; (d) increased costs; (e) loss or retirement of key members of management; and (f) increases in the cost of our borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management. In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described from time-to-time in our registration statements and periodic reports filed with the Securities and Exchange Commission.

Effects of the Reverse Stock Split

The par value of our common stock will change to $0.0004 a share following the reverse split, and the number of common shares outstanding will be reduced. As a consequence, the aggregate par value of the outstanding shares will be reduced, while the aggregate capital in excess of par value, for statutory and accounting purposes, will be increased.

If the reverse split is approved, the per share information and the average number of shares outstanding, as presented in our previously issued consolidated financial statements and other publicly available information, would be restated following the effective date to reflect the reverse split. If the reverse split proposal is approved, without any further action on our part or on the part of our stockholders, the reverse split would be effected by providing that, upon the effective date, each 10 shares of outstanding common stock would become 1 new share of common stock, and each option or warrant to purchase 10 shares of common stock will become an option or warrant to purchase 1 new share of common stock.

No fractional shares of the new common stock will be issued to any stockholder. Instead, upon such reverse split, fractional shares shall be rounded to the closest whole number.

As soon as is practicable after the effective date, we will send a letter of transmittal to each stockholder of record as of the effective date for use in transmitting certificates representing shares of our common stock to our transfer agent. The letter of transmittal will contain instructions for the surrender of certificates representing shares of the old common stock to the transfer agent in exchange for certificates representing the number of shares of the new common stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the transfer agent. Upon proper completion and execution of the above, stockholders will receive a new certificate or certificates representing the number of whole shares of the new common stock such stockholder now holds.

Provided certificates representing shares of the new common stock are issued in the same name as certificates representing shares of the common stock surrendered for exchange, no service charges or taxes will be payable by stockholders in connection with the exchange of certificates and all such costs will be borne by us.

No stockholder’s interest will be completely eliminated by the reverse split. No officer, director, associate or affiliate of us shall derive any material benefit from the reverse split other than those that would be enjoyed by any other person who holds the same number of shares.

Material Federal Tax Consequences of Reverse Stock Split

The following discussion sets forth the material United States federal income tax consequences applicable to stockholders who are United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation (or entity treated as a domestic corporation), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO RULING FROM THE UNITED STATES INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

When effected, we believe that the reverse stock split will qualify as a tax-free recapitalization under U.S. tax law for us and our stockholders. If, under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, the reverse split qualifies as a recapitalization, a stockholder of ours who receives his, her or its new shares will recognize no gain or loss as a result of the reverse split for federal tax purposes. A stockholder’s aggregate tax basis in his, her or its shares of the new common stock would be the same as their aggregate tax basis in the old common stock. The holding period of shares of the new common stock would include the holding period of shares of the old common stock.

Purpose of Increase in Authorized Shares and Creation of Preferred Stock

The Company currently has 200,000,000 authorized shares of capital stock, which are designated as common stock. As of the Record Date, we have 109,662,236 shares of common stock issued and outstanding. On a fully diluted basis, the Company has 134,232,769 shares of common stock issued and issuable upon the exercise of options and warrants outstanding. The Company is requesting stockholder approval of the Second Amended and Restated Certificate of Incorporation to grant the Board of Directors the authority to effect an increase in the Company’s authorized capital stock to 250,000,000 shares, with 200,000,000 shares designated as common stock, par value .0004 and 50,000,000 shares designated as preferred stock, no par value. Currently, the Company has no shares of capital stock designated as preferred stock.

The new provisions would permit the Board to issue preferred stock from time to time without the necessity of further action or authorization by the Company’s stockholders (unless required by applicable law or stock exchange requirements) in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) the right, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of the Company; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Company’s common stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Company.

The Board believes that availability of the preferred stock will provide the Company with needed flexibility of action for possible financing transactions and other general corporate purposes. The preferred stock would be available for issuance, on such terms as the Board determines, without further action by the stockholders unless such action is required by applicable law or stock exchange requirements. The Company has no present plans, agreements or commitments for the issuance of the preferred stock.

Effect and Risks of the Increase in Authorized Shares and Creation of Preferred Stock

The actual effect and risks of the authorization of the preferred stock upon the rights of the holders of common stock cannot be stated until the Board determines the respective rights of the holders of one or more series of the preferred stock. Such effects, however, might include (a) restrictions on dividends on common stock if dividends on the preferred stock are in arrears; (b) dilution of the voting power of the common stock; and (c) restrictions on the rights of the holders of common stock to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to the new preferred stock.

Although the Company has no present plans, agreements or commitments for the issuance of the preferred stock, the authorized but unissued shares of preferred stock could be used to make a takeover or change in control in the Company more difficult. Under certain circumstances, rights granted upon issuance of shares of preferred stock could be used to create voting impediments or to discourage third parties seeking to effect a takeover or otherwise gain control of the Company. For example, the shares could be placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid or could be used in connection with adopting a shareholder rights plan. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to effect a merger, sale of assets or similar transaction. In the event and to the extent the proposed amendment could facilitate such actions, it could serve to perpetuate incumbent management. The Board of Directors is not aware, however, of any specific effort or plan to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

Other Changes in the Second Amended and Restated Certificate of Incorporation

We have made de minimus other administrative corrections and clarifications in the Second Amended and Restated Certificate of Incorporation, including the clarification that the Board may amend the By-laws of the Company without stockholder approval, unless otherwise restricted by applicable law.

APPROVAL OF PROPOSAL NO. 3

Pursuant to applicable Delaware law, the approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

Unless instructed to the contrary, the shares of common stock represented by the proxies will be voted FOR the approval of Proposal No. 3.

INTEREST OF CERTAIN PERSONS IN OPPOSITION
TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

ACCOMPANYING REPORTS

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ E. Eugene Sharer
E. Eugene Sharer
President, Secretary and Director

Rockville, Maryland
April10, 2008

Appendix A

Annual Report Form 10KSB

Financial Statements

Appendix B

Second Amended and Restated Certificate of Incorporation